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[LOGO]                                              [The Cooper Companies Logo]

NEWS RELEASE

CONTACT:
Norris Battin
The Cooper Companies, Inc.
ir@coopercompanies.com

     COOPER UNIT ACQUIRES AVALON MEDICAL CORPORATION, DISTRIBUTOR OF FEMALE
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                              STERILIZATION SYSTEM
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LAKE FOREST, Calif., October 28, 2003 -- The Cooper Companies, Inc. (NYSE:COO)
announced today that CooperSurgical, its women's healthcare unit, has acquired Avalon Medical Corporation, the United States distributor of the Filshie Clip System, a device used worldwide for female sterilization.

Cooper paid $10 million in cash for Avalon, which had revenue of about $4 million in 2002. Cooper expects that the acquisition will be accretive to its consolidated earnings per share by the end of its first 12 months as a part of Cooper.

Commenting on the acquisition, Cooper's chief executive officer A. Thomas Bender said, "CooperSurgical continues to consolidate the women's healthcare market, and Avalon brings us a premier surgical device used successfully in over four million female sterilization procedures throughout the world since 1981."

The cost-effective Filshie System includes single-use titanium clips lined with silicone rubber plus specially designed reusable handles and applicators for the laparoscopic surgery used in the procedure.

Female sterilization using the Filshie System is performed in the outpatient setting under local or general anesthesia. Unlike recently introduced operative hysteroscopy methods, sterilization with the Filshie System is immediate. It does not require specialized equipment and training. The patient does not require an additional expensive confirmatory procedure or contraception until sterilization is confirmed as with hysteroscopy.

Operative hysteroscopy can only be used in about half of the 700,000 female sterilization procedures performed annually in the U.S. while the Filshie System can be used in nearly all of them.

The Filshie Clip has demonstrated higher success rates and lower failure rates than hysteroscopy. Sterilization reversal in Filshie Clip patients is well documented. Insurance reimbursement has been established.

U. K. based FemCare Limited, manufacturer of the Filshie Clip, received U. S. FDA clearance to market the device in May 1996 and appointed Avalon Medical as the exclusive U.S. distributor. CooperSurgical has successfully negotiated a long-term supply agreement with FemCare for the U. S. market.




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Forward Looking Statements
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This news release contains "forward-looking statements" as defined by the
Private Securities Litigation Reform Act of 1995. These include statements about our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking. To identify these statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with new corporate governance regulatory requirements, changes in tax laws or their interpretation, changes in geographic profit mix affecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates, including the potential cost of expensing stock options, and other events described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2002. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information
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The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperSurgical and CooperVision units. Its corporate offices are in Lake Forest and Pleasanton, Calif. Its World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperSurgical supplies diagnostic products, surgical instruments and accessories to the women's healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Bedminster, N.J., Cranford, N.J., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its World Wide Web address is www.coopersurgical.com.

CooperVision markets a broad range of contact lenses. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

Filshie'r' is a registered trademark of Femcare (Cyprus) Limited Corporation. It is italicized in this news release.

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